                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 5, 2002
              (Date of Earliest Event Reported: October 18, 2001)

                         Commission File Number 1-11680

                                   ----------

                          EL PASO ENERGY PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                           76-0396023
           (State or Other Jurisdiction)             (I.R.S. Employer
        of Incorporation or Organization)           Identification No.)


                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (713) 420-2600

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.

         The audited Deepwater Holdings, L.L.C. consolidated financial statements as of and for the period ended December 31, 2000, are included in our Annual Report on Form 10-K which is incorporated herein by reference.

         We are providing the unaudited Deepwater Holdings, L.L.C. condensed consolidated financial statements at September 30, 2001 and for the nine months ended September 30, 2001 and 2000.



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






                  Deepwater Holdings, L.L.C. and Subsidiaries

                  Condensed Consolidated Financial Statements

                At September 30, 2001 and December 31, 2000 and

             For the Nine Months Ended September 30, 2001 and 2000






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
'                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)
                                   (Unaudited)

                                                              September 30,   December 31,
                                                                  2001            2000
                                                              -------------   ------------
                                     ASSETS

Current assets
     Cash and cash equivalents                                  $  4,622        $ 11,481
     Accounts receivable, net                                      1,521          23,650
     Other current assets                                           --            10,997
                                                                --------        --------
         Total current assets                                      6,143          46,128

Property, plant and equipment, net                               154,765         233,235
Other noncurrent assets                                            2,589           4,181
                                                                --------        --------
         Total assets                                           $163,497        $283,544
                                                                ========        ========

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities
     Accounts payable, net                                      $ 13,166        $ 13,496
     Current obligation under capital lease                         --             1,073
     Other current liabilities                                     1,128          25,393
                                                                --------        --------
         Total current liabilities                                14,294          39,962

Long-term debt                                                   110,500         157,000
Obligations under capital lease, less current portion               --             8,302
Other noncurrent liabilities                                        --             1,215
                                                                --------        --------
         Total liabilities                                       124,794         206,479

Commitments and contingencies

Members' equity                                                   38,703          77,065
                                                                --------        --------
         Total liabilities and members' equity                  $163,497        $283,544
                                                                ========        ========

                             See accompanying notes.

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
                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (In thousands)
                                   (Unaudited)

                                                     Nine Months ended September 30,
                                                        2001                2000
                                                     ----------         ------------
Revenues
     Transportation services                           $ 37,964           $ 45,509
     Liquid transportation services and other               936              1,911
     Dehydration services                                   238              1,834
                                                       --------           --------
                                                         39,138             49,254
                                                       --------           --------
Expenses
     Operations and maintenance                          15,812             21,440
     Depreciation and amortization                        8,380             13,284
     Taxes, other than income taxes                        --                  174
                                                       --------           --------
                                                         24,192             34,898
                                                       --------           --------
Operating income                                         14,946             14,356

Other income (expense)
     Interest income                                         69                335
     Interest expense and other financing costs          (6,694)            (7,031)
     Net loss on sales of assets                        (21,044)              --
                                                       --------           --------
Net income (loss)                                      $(12,723)          $  7,660
                                                       ========           ========

                             See accompanying notes.

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
                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)
                                   (Unaudited)

                                                  Nine Months ended September 30,
                                                     2001                 2000
                                                  -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                    $(12,723)        $  7,660
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                      8,380           13,284
     Net loss on sales of assets                       21,044             --
     Working capital changes, net of effects
        of dispositions                                 7,308            2,523
     Other                                                908              128
                                                     --------         --------
            Net cash provided by operating
              activities                               24,917           23,595
                                                     --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                 (5,635)         (33,209)
  Proceeds from sales of assets, net
     of cash sold                                      45,959             --
                                                     --------         --------
        Net cash provided by (used in)
          investing activities                         40,324          (33,209)
                                                     --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from revolving credit facility               4,500           34,000
  Payments on long-term debt                          (51,000)            --
  Capital contributions from members                      100              277
  Distributions to members                            (25,700)         (19,100)
                                                     --------         --------
        Net cash provided by (used in)
          financing activities                        (72,100)          15,177
                                                     --------         --------
Net change in cash and cash equivalents:               (6,589)           5,563
Cash and cash equivalents:
  Beginning of period                                  11,481            9,166
                                                     --------         --------
  End of period                                      $  4,622         $ 14,729
                                                     ========         ========

                             See accompanying notes.

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

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Our December 31, 2000, audited consolidated financial statements, as presented in the El Paso Energy Partners, L.P. 2000 Annual Report on Form 10-K, include a summary of our significant accounting policies and other disclosures. You should read it in conjunction with these financial statements. The condensed consolidated financial statements at September 30, 2001, and for the nine months ended September 30, 2001 and 2000, are unaudited. The balance sheet at December 31, 2000, is derived from the audited balance sheet presented in the El Paso Energy Partners 2000 Annual Report on Form 10-K. These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission and do not include all disclosures required by accounting principles generally accepted in the United States. In our opinion, we have made all adjustments, all of which are of a normal recurring nature, to fairly present our interim period results. Information for any interim period may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our businesses. The prior period information includes reclassifications, which were made to conform to the current presentation. These reclassifications have no effect on our reported net income or members' equity.

In October 2001, El Paso Energy Partners, L.P. acquired the remaining percent in us. As a result, we were dissolved, and our remaining assets were consolidated into El Paso Energy Partners, L.P. on a going forward basis.

Our accounting policies are consistent with those discussed in our 2000 audited financial statements, except as discussed below. You should refer to our 2000 audited financial statements for further discussion of those policies.

Adoption of SFAS No. 133

We adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001. We did not enter into any derivative contracts on or subsequent to our adoption date.

During the normal course of our business, we may enter into contracts that qualify as derivatives according to SFAS No. 133's definition of a derivative. Accordingly, we evaluate our contracts to determine whether derivative accounting is necessary. Contracts that meet the criteria of a derivative are then evaluated for the normal purchases and normal sales exception. Contracts qualifying as normal purchases and normal sales are documented in order to be excluded from accounting under SFAS No. 133.

For those instruments entered into to hedge risk, and which qualify as hedges under the provisions of SFAS No. 133, the accounting treatment depends on each instruments intended use and how it is designated. In addition to its designation, a hedge must be effective. To be effective, changes in the value of the derivative or its resulting cash flows must substantially offset changes in the value or cash flows of the item being hedged.

NOTE 2 - DISPOSITIONS

In accordance with a Federal Trade Commission (FTC) order related to El Paso Corporation's merger with The Coastal Corporation in January 2001, we agreed to sell Stingray, UTOS, and our West Cameron dehydration facility to several third parties. We sold Stingray and our West Cameron dehydration facility in


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
                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - DISPOSITIONS (CONTINUED)

January 2001, and UTOS in April 2001. From these sales, we received cash of approximately $54 million and used the net proceeds to pay down our credit facility. We recognized losses of approximately $21 million as a result of these sales.

The following selected unaudited pro forma information represents our consolidated results of operations on a pro forma basis for the nine months ended September 30, 2001 and 2000, as if we sold these assets on January 1, 2000. The pro forma information does not give effect to the losses we incurred on the sales of our assets since these are non-recurring items.

                                      September 30,      September 30,
                                    -----------------  -----------------
                                          2001                2000
                                    -----------------  -----------------
                                              (In thousands)

Operating revenues                      $ 36,250           $ 28,454
Operating income                        $ 12,857           $  8,492
Net income                              $  6,301           $  2,401

NOTE 3 - IMBALANCE RECEIVABLES

In August 2001, we wrote off approximately $2.7 million of natural gas imbalances on HIOS due to uncollectibility, which are reflected in accounts receivable, net in the accompanying condensed consolidated balance sheets. The write off was recorded as an increase to operations and maintenance expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2001.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                      September 30,      December 31,
                                    -----------------  -----------------
                                          2001               2000
                                    -----------------  -----------------
                                              (In thousands)
Property, plant, and equipment
 at cost
  Pipelines and equipment            $ 536,813             $ 919,193
  Pipelines under construction           3,944                   240
  Pipeline under capital lease               -                 9,778
                                     ---------             ---------
                                       540,757               929,211
    Less accumulated depreciation
         and amortization             (385,992)             (695,976)
                                     ---------             ---------
    Property, plant and equipment,
         net                         $ 154,765             $ 233,235
                                     =========             =========

NOTE 5 - INDEBTEDNESS

We are a party to credit agreements under which we have outstanding obligations that may restrict our ability to pay distributions to our respective owners.

We have a revolving credit facility with a syndicate of commercial banks to provide up to $175 million of available credit, subject to incurrence limitations. At our election, interest under our credit facility is determined by reference to the reserve-adjusted London interbank offer rate, the prime rate or the 90-day average certificate of deposit. As of September 30, 2001, we had approximately $110.5 million outstanding under our credit facility

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - INDEBTEDNESS (CONTINUED)

bearing interest at approximately 5.00% per year, and as of December 31, 2000, we had $157 million outstanding under our credit facility bearing interest at approximately 8.15% per year. A commitment fee is charged on the unused and available to be borrowed portion of our credit facility. This fee was 0.5 percent and 0.475 percent per year at September 30, 2001 and December 31, 2000. Amounts remaining under our credit facility are available to us for general corporate purposes, including financing capital expenditures and for working capital. Our credit facility can also be utilized to issue letters of credit as may be required from time to time; however, no letters of credit are currently outstanding. The Credit Facility matures in February 2004; is guaranteed by us and is collateralized by substantially all of our assets.

Interest and other financing costs totaled approximately $6.7 million for the nine months ended September 30, 2001 and $7.0 million for the nine months ended September 30, 2000, net of capitalized interest of $2.6 million for the nine months ended September 30, 2000. The unamortized portion of debt issue costs totaled $0.5 million and $0.6 million for the nine months ended September 30, 2001 and September 30, 2000, respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

Transportation and dehydration revenues derived from affiliated companies were $3.7 million for the nine months ended September 30, 2001 and $0.9 million for the nine months ended September 30, 2000. In addition, several of the operating companies have entered into operations agreements with affiliates for various operational, financial, accounting and administrative services. Total fees billed to the operating companies under these agreements were approximately $9 million and $15 million for the nine months ended September 30, 2001 and 2000, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

We are party to a credit agreement under which we may be restricted from paying distributions to our members.

We are involved from time to time in various claims, actions, lawsuits, and regulatory matters that have arisen in the ordinary course of business, including various rate cases and other proceedings before the Federal Energy Regulatory Commission (FERC).

We, along with several subsidiaries of El Paso Corporation, have been named defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to under report the heating value as well as the volumes of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. These matters have been consolidated for pretrial purposes (In re: Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming). In May 2001, the court denied the defendants' motion to dismiss.



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

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

We have also been named defendants in Quinque Operating Company, et al v. Gas Pipelines and Their Predecessors, et al, filed in 1999 in the District Court of Stevens County, Kansas. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The Quinque complaint was transferred to the same court handling the Grynberg complaint, and has now been sent back to the Kansas State Court for further proceedings. A motion to dismiss this case is pending.

We are also a named defendant in numerous lawsuits and a named party in numerous governmental proceedings arising in the ordinary course of our business.

In September 2001, FERC issued a NOPR that proposes to apply the standards of conduct governing the relationship between interstate pipelines and marketing affiliates to all energy affiliates. Since HIOS is an interstate facility as defined by the Natural Gas Act, the proposed regulations, if adopted by FERC, would dictate how HIOS conducts business and interacts with all energy affiliates of El Paso Corporation and us. In May 2002, the FERC held a public conference to provide interested parties an opportunity to comment further on the NOPR. We cannot predict the outcome of the NOPR, but adoption of the regulations in substantially the form proposed would, at a minimum, place administrative and operational burdens on us. Further, more fundamental changes could be required such as a complete organizational separation or sale of HIOS.

While the outcome of the matters discussed above cannot be predicted with certainty, we do not expect the ultimate resolution of these matters to have a material adverse effect on our financial position, results of operations, or cash flows.

NOTE 8 - NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Business Combinations

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations. This statement requires that all transactions that fit the definition of a business combination be accounted for using the purchase method and prohibits the use of the pooling of interests method for all business combinations initiated after June 30, 2001. This statement also established specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary item. The accounting for any business combination we undertake in the future will be impacted by this standard. Our adoption of SFAS No. 141 did not have a material effect on our financial statements.

Goodwill and Other Intangible Assets

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but should be intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. An intangible asset with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates. The most significant of which is January 1, 2002. Our adoption of SFAS No. 142 on January 1, 2001, did not have a material effect on our financial statements.

Accounting for Asset Retirement Obligations

In July 2001, the FASB approved for issuance SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability relating

                   DEEPWATER HOLDINGS, L.L.C. AND SUBSIDIARIES
                          (A LIMITED LIABILITY COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED (CONTINUED)

to the retirement and removal of assets used in their business. The liability is discounted to its present value, and the related asset value is increased by the amount of the resulting liability. Over the life of the asset, the liability will be accreted to its future value and eventually extinguished when the asset is taken out of service. The provisions of this statement are effective for fiscal years beginning after June 15, 2002. We are currently evaluating the effects of this pronouncement.

Accounting for the Impairment or Disposal of Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. The standard also expanded the scope of discontinued operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this statement are effective for fiscal years beginning after December 15, 2001. The provisions of this pronouncement will impact any asset dispositions we make after January 1, 2002.

NOTE 9 - SUBSEQUENT EVENTS

El Paso Energy Partners, L.P. Acquisition of Deepwater Holdings, L.L.C.

In October 2001, El Paso Energy Partners, L.P. acquired the remaining 50% in us which it did not already own for approximately $81 million, consisting of $26 million cash and $55 million of assumed indebtedness. In conjunction with this transaction, El Paso Energy Partners repaid and terminated our revolving credit facility, which had a balance outstanding of $110 million at the acquisition date.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EL PASO ENERGY PARTNERS, L.P.

                                       By:          /s/ D. Mark Leland
                                          --------------------------------------
                                                      D. Mark Leland
                                           Senior Vice President and Controller
                                              (Principal Accounting Officer)


Date: June 5, 2002



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